Exhibit 99.1

Press Release www.shire.com

District Court Issues Ruling in Hatch Waxman Case Regarding Shire’s LIALDA®

Shire to consider appeal

Lexington, Mass., USA – September 16, 2016 – Shire plc (LSE: SHP, NASDAQ: SHPG) was informed today that the United States District Court for the District of Delaware has ruled that Cadilla Healthcare Ltd./Zydus Pharmaceuticals (USA) Inc.’s (“Zydus”) proposed generic version of Lialda® (mesalamine) does not infringe U.S Patent No. 6,773,720 (“the ’720 patent”).

Despite this ruling, Shire believes that the proposed Zydus product infringes the ‘720 patent and will continue to vigorously defend its intellectual property rights. Shire has thirty days in which to file an appeal to the Court of Appeals to the Federal Circuit.

Notwithstanding the judge’s ruling in the trial, Zydus does not have a tentative or final approval of their abbreviated new drug application which is a prerequisite for Zydus’ commercial introduction of a generic product.

Indication

Lialda is a prescription medication approved for the induction of remission in patients with active, mild to moderate ulcerative colitis (UC) and for the maintenance of remission of UC.

Important Safety Information

Do not take Lialda (mesalamine) if you are allergic to salicylates, such as aspirin, or medications that contain aspirin; aminosalicylates; mesalamine; or any other ingredients in Lialda.

Tell your doctor if you:

•	have or have had kidney problems. Kidney problems have been reported with medications that contain mesalamine, such as Lialda. Your doctor may check to see how your kidneys are working before starting Lialda and periodically while taking Lialda.

•	have symptoms including cramping, stomach ache, bloody diarrhea, fever, headache, and rash. Medications that contain mesalamine, such as Lialda, have been associated with a condition that may be hard to tell apart from a UC flare. Call your doctor right away if you have any of these symptoms. He or she may tell you to stop taking Lialda.

•	are allergic to sulfasalazine, as you may also be allergic to Lialda or medications that contain mesalamine.

•	have or have had heart-related allergic reactions, such as inflammation of the heart muscle (myocarditis) or the lining of the heart (pericarditis). These reactions have been seen in patients taking Lialda or medications that contain mesalamine. Your chance of having these types of reactions may increase when taking Lialda.

•	have or have had liver problems. Problems with liver function have been reported in patients who have or have had liver problems and were taking medications that contain mesalamine, such as Lialda.

•	have a stomach blockage. It may take longer for Lialda to start working.

The most common side effects reported in clinical studies of Lialda were:

•	ulcerative colitis

•	headache

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•	passing gas

•	abnormal liver function test results

•	stomach ache

In clinical studies of Lialda, inflammation of the pancreas also occurred. If this happens to you, your doctor may tell you to stop taking Lialda.

Other side effects may occur.

Before starting Lialda, tell your doctor about all medications you are taking, including:

•	non-steroidal anti-inflammatory drugs (NSAIDs), such as ibuprofen and naproxen. Taking these medications with Lialda may increase your chance of kidney problems.

•	azathioprine and 6-mercaptopurine. Taking these medications with Lialda may increase your chance of blood disorders.

Please see Full Prescribing Information for Lialda (mesalamine)

You are encouraged to report negative side effects of prescription drugs to the FDA.

Visit www.FDA.gov/medwatch, or call 1-800-FDA-1088.

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Ian Karp	ikarp@shire.com	+1 781 482 9018
Robert Coates	rcoates@shire.com	+44 1256 894874
Media
Gwen Fisher	gfisher@shire.com	+1 484 595 9836
Debbi Ford	debbi.ford@shire.com	+1 617 949 9083

NOTES TO EDITORS

About Shire

Shire is the leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions. We strive to develop best-in-class products, many of which are available in more than 100 countries, across core therapeutic areas including Hematology, Immunology, Neuroscience, Ophthalmics, Lysosomal Storage Disorders, Gastrointestinal / Internal Medicine / Endocrine and Hereditary Angioedema; and a growing franchise in Oncology.

Our employees come to work every day with a shared mission: to develop and deliver breakthrough therapies for the hundreds of millions of people in the world affected by rare diseases and other high-need conditions, and who lack effective therapies to live their lives to the fullest.

www.shire.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	Shire’s products may not be a commercial success;

•	increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire’s future revenues, financial condition and results of operations;

•	Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	certain of Shire’s therapies involve lengthy and complex processes, which may prevent Shire from timely responding to market forces and effectively managing its production capacity;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial conditions or results of operations;

•	Shire’s products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

•	adverse outcomes in legal matters, tax audits and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the combined company’s revenues, financial condition or results of operations;

•	inability to successfully compete for highly qualified personnel from other companies and organizations;

•	failure to achieve the strategic objectives with respect to Shire’s acquisition of NPS Pharmaceuticals, Inc., Dyax Corp. (“Dyax”) or Baxalta Inc. (“Baxalta”)may adversely affect Shire’s financial condition and results of operations;

•	Shire’s growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

•	a slowdown of global economic growth, or economic instability of countries in which Shire does business, as well as changes in foreign currency exchange rates and interest rates, that adversely impact the availability and cost of credit and customer purchasing and payment patterns, including the collectability of customer accounts receivable;

•	failure of a marketed product to work effectively or if such a product is the cause of adverse side effects could result in damage to the Shire’s reputation, the withdrawal of the product and legal action against Shire;

•	investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•	Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which may decrease its business flexibility and increase borrowing costs;

•	difficulties in integrating Dyax or Baxalta into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including those risks outlined in “ITEM 1A: Risk Factors” in Shire’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.